                                                             EXHIBIT NUMBER (11)
                                                             To 1996 Form 10-K

                          NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                                     For the Year Ended December 31,
                                           ---------------------------------------------------
                                                1996               1995               1994
                                           -------------      --------------     -------------
Computations Required by
------------------------
Regulation S-K
--------------

Primary Earnings Per Share
--------------------------

Net Income Applicable to

  Common Shares                           $253,880,107        $211,461,135       $174,917,377
                                          ------------        ------------       ------------


Weighted Average Number of
  Common and Common Equivalent
  Shares Outstanding

     Common Shares                         111,933,829         110,737,342        107,733,026

     Diluted Effect of
     Common Equivalent Shares (A)

        Stock Options                        1,968,038           1,218,508          1,727,012

        Long Term Performance Stock Plan       611,072             690,502            811,252

        Other                                  135,251              29,482             17,138
                                         -------------      --------------     --------------

                                           114,648,190         112,675,834        110,288,428
                                         =============      ==============     ==============

 Net Income Per Common and

   Common Equivalent Share                       $2.21               $1.88              $1.59
                                                 -----               -----               ----

          (A) Determined by application of the treasury stock method.

                          NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                                                      For the Year Ended December 31,
                                                     -----------------------------------------------------------------------
                                                          1996                        1995                        1994
                                                     --------------              --------------              --------------
Computations Required by
------------------------
Regulation S-K
--------------

Fully Diluted Earnings Per Share
--------------------------------

Net Income Applicable to
  Common Shares                                       $253,880,107                $211,461,135                $174,917,377

Add Back:  Dividend on Series E
  Convertible Preferred Stock                               14,756                   3,125,000                   3,125,000
                                                     -------------               -------------               -------------

                                                      $253,894,863                $214,586,135                $178,042,377
                                                     =============               =============               =============

Weighted Average Number of
  Common and Common Equivalent
  Shares Outstanding

         Common Shares                                 111,933,829                 110,737,342                 107,733,026

         Diluted Effect of Common
           Equivalent Shares (A)

               Stock Options                             2,549,307                   2,219,066                   1,732,712

               Long Term Performance Stock Plan            642,766                     731,270                     812,044

               Other                                       149,671                      40,248                      17,328

          Other Potentially Dilutive Securities
            Equivalent Shares Assuming Conversion
            of Series E Convertible Preferred Stock        190,928                   2,409,640                   2,409,640
                                                     -------------               -------------               -------------

                                                       115,466,501                 116,137,566                 112,704,750
                                                     =============               =============               =============

Net Income Per Common and
   Common Equivalent Share                                   $2.20                       $1.85                      $ 1.58
                                                     -------------               -------------               -------------

          (A) Determined by application of the treasury stock method.